UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

Repligen Corporation

(Exact name of registrant as specified in charter)

Delaware	0-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2014, Nicolas M. Barthelemy was elected to the Board of Directors (the “Board”) of Repligen Corporation (the “Company”). Mr. Barthelemy most recently served as President, Global Commercial Operations at Life Technologies, which position he held from early 2011 until the acquisition of Life Technologies by Thermo Fisher Scientific Corporation in 2013.

Mr. Barthelemy will receive cash and equity compensation pursuant to the Company’s non-employee director compensation policy as set forth in the Company’s Amended and Restated Director Compensation Policy (the “Director Compensation Policy”). Pursuant to the terms of the Director Compensation Policy, Mr. Barthelemy received an option to purchase 24,000 shares of Common Stock on the date he joined the Board (the “Initial Board Option”). The Initial Board Option vests equally over a three-year period from the date of grant. The Initial Board Option has a term of ten years, subject to early termination in the event of death, removal or resignation from the Board. The Initial Board Option has an exercise price equal to the closing price of the stock on the date the Initial Board Option is granted. In addition, under the Director Compensation Policy, each non-employee director receives an annual retainer for service on the Board and committees of the Board, and except in the year following a non-employee director’s first election to the Board by the stockholders, each non-employee director reelected to the Board by the stockholders is awarded annually restricted stock units.

There are no arrangements or understandings between Mr. Barthelemy and any other persons pursuant to which Mr. Barthelemy was selected as a director. There have been no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant, in which the amount involved exceeds $120,000, and in which Mr. Barthelemy had, or will have, a direct or indirect material interest.

The Company has issued a press release announcing Mr. Barthelemy’s election to the Board and has attached a copy of such press release as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release by Repligen Corporation, dated June 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: June 12, 2014	By:	/s/ Walter C. Herlihy
Walter C. Herlihy
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release by Repligen Corporation, dated June 12, 2014